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                                                                   Exhibit g(3)

                          CitiFunds Institutional Trust
                                125 Broad Street
                            New York, New York 10004

                               __________ __, 2002

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

         Re:      Citi Institutional Enhanced Income Fund - Custodian Contract

Ladies and Gentlemen:

         Pursuant to Section 17 of the Custodian Contract dated as of September 1, 1997 (as amended, the "Contract"), between CitiFunds Institutional Trust (formerly known as Landmark International Funds) (the "Trust") and State Street Bank and Trust Company (the "Custodian"), we hereby request Citi Institutional Enhanced Income Fund (the "Series") be added to the list of series of the Trust to which the Custodian renders services as custodian under the terms of the Contract.

         Please sign below to evidence your agreement to render such services as custodian on behalf of the Series under the Contract.



                                            CITIFUNDS INSTITUTIONAL TRUST

                                            By:
                                                   ----------------------------

                                            Title:
                                                   ----------------------------



Agreed:
STATE STREET BANK AND TRUST COMPANY

By:
       ----------------------------

Title:
       ----------------------------